UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): September 8, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-23305 (Commission File No.)	77-0357037 (I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement Communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 AND 2.04 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT	3
SIGNATURE	6
EXHIBIT INDEX	7
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.10

ITEMS 1.01 AND 2.04 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Entry into Incentive Stock Option Agreement with CEO

On July 26, 2004, the compensation committee of our board of directors granted a performance stock option to Jonathan Morgan, our Chief Executive Officer. The option permits Mr. Morgan to purchase up to 300,000 shares of our common stock at a price of $0.93 per share, the closing price of our common stock on The Nasdaq Small Cap Market on the trading date immediately preceding the grant date.

As approved, the option grant was to be subject to further modification and clarification regarding its interaction with our existing Executive Officers’ Change of Control Plan. On September 13, 2004, the compensation committee granted final approval to the relevant provisions regarding change of control and, on the same date, Mr. Morgan and the Company entered into an Incentive Stock Option Agreement reflecting the terms of the grant.

The option was granted under our 1997 Equity Incentive Plan, as amended by our board of directors on July 31, 2002 and March 9, 2004 and approved by our stockholders on May 18, 2004. A copy of the amended 1997 Plan is attached to this Current Report on Form 8-K as an exhibit. The option will be subject to the customary terms and conditions set forth in our standard form of Incentive Stock Option Agreement under the amended 1997 Plan, a form of which is attached to this Current Report as an exhibit, except as described below. A form of our Non-Statutory Stock Option Agreement under the amended 1997 Plan is also attached to this Current Report as an exhibit.

As with all options granted under the amended 1997 Plan, the option cannot be exercised as to unvested shares.

Additionally, as with all optionees to whom we granted stock since we suspended the effectiveness of our shelf registration statements on Form S-8, Mr. Morgan was required to sign an addendum to his Incentive Stock Option Agreement in which he acknowledged that the option is not exercisable even as to vested shares until the S-8 registration statements covering the amended 1997 Plan are declared effective and we have brought current our filings with the Securities and Exchange Commission. A form of that addendum is attached to this Current Report as an exhibit.

The material terms of the option granted to Mr. Morgan which vary from the standard form of incentive stock option grant, are as follows:

•	Except as discussed below, the option will vest as to 100% of the shares issuable thereunder on September , 2008, the fourth anniversary of the grant date, if Mr. Morgan is still employed by us throughout the vesting period and on that date.

•	The vesting of the option is subject to early acceleration in three 100,000 share tranches upon the achievement of certain milestones:

•	Upon the achievement of a quarterly operating profit of $50,000 or more in the fourth quarter of 2004, the option will vest: 1) as to 25,000 shares as of January 1, 2005; and 2) as to an additional 75,000 shares in equal monthly installments from January 1, 2005 through the fourth anniversary of the grant date;

•	Upon the achievement of an aggregate operating profit of $500,000 or more for the first two quarters of 2005, the option will vest: 1) as to 25,000 shares on July 1, 2005; and 2) as to an additional 75,000 shares in equal monthly installments from July 1, 2005 through the fourth anniversary of the grant date; and

•	Upon the achievement of an annual operating profit of $1 million or more for fiscal year 2005, the option will vest: 1) as to 25,000 shares effective January 1, 2006; and 2) as to an additional 75,000 shares in equal monthly installments from January 1, 2006 through the fourth anniversary of the grant date.

•	For purposes of the accelerated vesting provisions,

•	“Operating Profit” is defined as net income for the appropriate period, as calculated under U.S. generally accepted accounting procedures, including the impact of any executive or employee bonuses or incentive compensation, but excluding actual “incremental expenses” (as defined below) incurred as a result of the special investigation of the audit committee of our board of directors described in our Current Report on Form 8-K filed on August 17, 2004, which were recognized in the related period; and

•	“Incremental Expenses” are those expenses which would not otherwise have been incurred absent the special investigation, including costs of our outside counsel, our independent auditors, the independent legal counsel hired to undertake the special investigation, the forensic accountants retained through them, and the additional premiums we were forced to pay on our directors’ and officers’ liability insurance policy as a result of the special investigation.

•	The option is not subject to the ordinary provisions of the existing Executive Officers’ Change of Control Plan, as amended. In the event of a change of control before the occurrence of a milestone, or after the occurrence of a milestone that was achieved, the entire tranche of the option that is subject to that particular milestone shall be accelerated in accordance with the terms of the Change of Control Plan. However, in the event of a change of control after the occurrence of a milestone that was not achieved, the tranche of the option that is subject to that particular milestone shall not accelerate, notwithstanding any provision of the Change of Control Plan to the contrary.

A form of Mr. Morgan’s Incentive Stock Option Agreement with us (and the related addendum) is attached to this Current Report as an exhibit.

Entry into Indemnification Agreements with Executive Officers and Directors

On September 9, 2004, our board of directors recommended that we enter into an indemnification agreement with each of our executive officers and directors. Accordingly, between September 13, 2004 and September 30, 2004, we entered into, or expect to enter into indemnification agreements with all such persons. The indemnification agreements will be effective as of the date on which each individual signatory first began service to First Virtual Communications, Inc. The signatory for First Virtual Communications in each agreement was or will be Truman Cole, our Chief Financial Officer, except for Mr. Cole’s agreement, in which the signatory for First Virtual Communications will be Jonathan Morgan, our Chief Executive Officer. The form of indemnification agreement is identical to that which has previously been employed by us and which is on file with the Securities and Exchange Commission.

Covenant Violation under Credit Facility; Entry into Temporary Forbearance Agreement with Silicon Valley Bank

We are party to a $3 million credit facility with Silicon Valley Bank pursuant to a Loan and Security Agreement dated as of April 3, 2003, as amended by an Amendment to Loan Documents dated as of May 25, 2004 (as amended, the “Loan Agreement”). The outstanding principal balance under the Loan Agreement is $3 million. The terms of the Loan Agreement require us to comply with periodic financial and non-financial covenants, including a monthly liquidity covenant that the sum of the amount of cash on deposit at Silicon Valley Bank plus our eligible accounts receivable be more than two times the then outstanding principal balance, and that we give immediate written notice if we fail to comply with these covenants.

On September 8, 2004, we became aware of the fact and gave written notice to Silicon Valley Bank that based on the sum of the amount of cash on deposit at Silicon Valley Bank and our accounts receivable as of the close of business on August 31, 2004, we were in violation of the monthly liquidity covenant in the Loan Agreement. Under the terms of the Loan Agreement, Silicon Valley Bank has the option to declare the loan in default and accelerate our obligations thereunder as a result of our failure to comply with the liquidity covenant. We have requested a one-time waiver from Silicon Valley Bank of this violation, but have not yet received this waiver. We cannot assure you that we will receive a waiver from Silicon Valley Bank for this violation, or what the terms of that waiver might be.

Under the Loan Agreement, we are required to keep our primary banking relationship at Silicon Valley Bank and to keep all but $750,000 of our unrestricted cash and cash equivalents on deposit with Silicon Valley Bank. Silicon Valley Bank has a security interest in our deposits as well as in most of our material assets. If Silicon Valley Bank were to refuse to grant us a waiver and declare the loan in default, they would be able to seize the cash in our deposit accounts and this would significantly impair our ability to operate. Even if Silicon Valley Bank does not declare the loan in default, we may face restrictions on our ability to use our available cash as a result of future compliance with the covenants in the Loan Agreement. For example, our ability to use available cash may be restricted up to the loan balance if we do not maintain compliance with the covenants.

We have negotiated a Temporary Forbearance Agreement with Silicon Valley Bank dated as of September 13, 2004, which we have executed. Silicon Valley Bank is expected to execute the Temporary Forbearance Agreement in the next few days. Under the terms of the agreement, Silicon Valley Bank has agreed to forbear from exercising (but not to waive) its rights and remedies against us as a result of our default under the Loan Agreement, until the earlier of September 21, 2004 and the date of any “additional default” as described in the Temporary Forbearance Agreement. An “additional default” under the agreement includes any present or future default or event of default under the Loan Agreement or any related document; any event with notice or passage of time or both which would constitute a default or event of default under the Loan Agreement or any related document; or any breach of a representation or warranty in the Loan Agreement or any related document. Additionally, under the terms of the Temporary Forbearance Agreement, Silicon Valley Bank has the right to exercise its rights and remedies for our August 31 default of the liquidity covenant following the expiration of the forbearance period. In consideration of Silicon Valley Bank’s forbearance, we made additional representations to them and paid a non-refundable fee of $5,000. A copy of the Temporary Forbearance Agreement is attached to this Current Report as an exhibit.

About First Virtual Communications

First Virtual Communications is a premier provider of software infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, we also have operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.

All Trademarks Recognized

Cautionary Statement

Except for the historical information contained herein, this Current Report contains forward-looking statements, including with regard to the Loan Agreement and our ability to operate. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Virtual Communications, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: our ability to obtain a waiver from Silicon Valley Bank for our failure to comply with the liquidity covenant; whether Silicon Valley Bank declares the loan in default after the forbearance period and exercises any of its remedies under the Loan Agreement; whether any additional default occurs under the Temporary Forbearance Agreement; any adverse impact on our ability to operate resulting from our failure to comply with the liquidity covenant; and other risk factors referenced in First Virtual Communications’ public filings with the Securities and Exchange Commission, including the Company’s report on Form 10-K for the year ended December 31, 2003.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based, may change.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Truman Cole
Truman Cole
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
10.1(1)	Executive Officers’ Change of Control Plan, as amended
10.2	1997 Equity Incentive Plan, as amended
10.3	Form of Incentive Stock Option Agreement of the Company under the 1997 Equity Incentive Plan, as amended
10.4	Form of Non-Statutory Stock Option Agreement under the 1997 Equity Incentive Plan, as amended
10.5	Form of Addendum to Stock Option Agreement under the 1997 Equity Incentive Plan, as amended
10.6	Incentive Stock Option Agreement and related addendum between the Company and Jonathan Morgan, dated September 13, 2004
10.7(2)	Form of Indemnification Agreements between the Company and its executive officers and directors
10.8(3)	Loan and Security Agreement between the Company and Silicon Valley Bank, dated as of April 3, 2003
10.9(4)	Amendment to Loan Documents between the Company and Silicon Valley Bank, dated as of May 25, 2004
10.10	Temporary Forbearance Agreement between the Company and Silicon Valley Bank, dated as of September 13, 2004

(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K, as filed on March 29, 2004 (File No. 000-23305)
(2)	Filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-38755)
(3)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed on May 15, 2003 (File No. 000-23305)
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K, as filed on August 17, 2004 (File No. 000-23305)